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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Pinnacle Global Group, Inc. of (i) our report dated March 31, 1999 relating to the consolidated financial statements, which appears in Pinnacle Global Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and (ii) our report dated March 31, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We consent to the use in this Registration Statement on Form S-4 of our report dated February 24, 1999 relating to the consolidated financial statements of Sanders Morris Mundy Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                          PRICEWATERHOUSECOOPERS LLP

Houston, Texas
October 26, 1999